Exhibit 99.1

STONE ENERGY CORPORATION

Announces Upcoming Presentation at Lehman Brothers Energy Conference
LAFAYETTE, LA. August 30, 2007
     Stone Energy Corporation (NYSE: SGY) today announced that David H. Welch, the company’s President and Chief Executive Officer, and Kenneth H. Beer, Senior Vice President and Chief Financial Officer, will be presenting at the Lehman Brothers 2007 CEO Energy/Power Conference in New York City on Wednesday, September 5, 2007 at 11:45 a.m. eastern time. The presentation will be available on a live audio webcast, which can be accessed in the “Webcast” section of the company’s website, www.stoneenergy.com . A replay will be available for 90 days. Additionally, the presentation material will be available in the “Event” section of the company’s website within 24 hours of the presentation.
     Stone Energy is an independent oil and natural gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition, exploration, exploitation, development and operation of oil and gas properties located primarily in the Gulf of Mexico. Stone is also engaged in an exploratory joint venture in Bohai Bay, China. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-237-0410-phone, 337-237-0426-fax or via e-mail at CFO@StoneEnergy.com.
Certain statements in this press release are forward-looking and are based upon Stone’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that Stone plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future production of oil and gas, future capital expenditures and drilling of wells and future financial or operating results are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and gas, operating risks and other risk factors as described in Stone’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Stone’s actual results and plans could differ materially from those expressed in the forward-looking statements.